Exhibit 99.2

Fiscal 2015 First Quarter Earnings Presentation November 10, 2014

Important Information

The following slides are part of a presentation by Intrawest Resorts Holdings, Inc. ("Company") in connection with reporting financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement furnished as exhibits to the Company's Current Report on Form 8-K, furnished today with the Securities and Exchange Commission ("SEC") and available on the Company's website (www.intrawest.com) and the SEC's website (www.sec.gov).

This document contains forward-looking statements. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Intrawest operates as well as the Company's beliefs and assumptions regarding our operations and financial performance, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, industry results or market trends to differ materially from those expressed or implied by such forward-looking statements. Therefore any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, words such as "Expects", "Anticipates", "Should", "Intends", "Plans", "Believes", "Seeks", "Estimates", "Projects", and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict, including those described in Part I - Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed with the SEC on September 23,2014, as may be revised in subsequent SEC filings. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The actual performance of Intrawest may differ from the budget, projections and returns set forth herein and may differ materially.

Certain information contained herein has been obtained from published and non-published sources. Such information has not been independently verified by Intrawest. Except where otherwise indicated, the information provided herein is based on matters as they exist as of the date of preparation and not as of any future date, and will not be updated or otherwise revised to reflect information that subsequently becomes available, or circumstances existing or changes occurring after the date hereof.

This presentation includes certain non-GAAP financial measures, including Adjusted EBITDA ("Adj. EBITDA"). Non-GAAP financial measures such as Adj. EBITDA should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please refer to our Current Report on Form 8-K furnished today with the Securities and Exchange Commission for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP.

We use Adj. EBITDA as a measure of our operating performance. Adj. EBITDA is a supplemental non-GAAP financial measure.

Our board of directors and management team focus on Adj. EBITDA as a key performance and compensation measure. Adj. EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance. The compensation committee of our board of directors will determine the annual variable compensation for certain members of our management team, based in part, on Adj. EBITDA.

Adj. EBITDA is not a substitute for net income (loss), income (loss) from continuing operations, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adj. EBITDA. Although we believe that Adj. EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adj. EBITDA differently than we do. As a result, it may be difficult to use Adj. EBITDA to compare the performance of those companies to our performance. Adj. EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adj. EBITDA as a supplemental measure.

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Fiscal 2015 First Quarter Highlights

Total Reportable Segment Revenue Growth

- Total Reportable Segment Revenue growth of 7.0% to $74.0mm from $69.2mm
- Mountain Segment Revenue growth of 9.0% driven by summer visitation and the associated Lodging, Food & Beverage, and Retail & Rental revenue
- Lodging growth reflects ongoing effort to drive greater summer visitation and revenues through large events and investing in high return capital projects

Consolidated Results Favorable to Expectations

- Adjusted EBITDA loss of $20.1mm
- Real Estate Segment Adjusted EBITDA increased primarily due to the vacation club business and increased occupancy at the Westin Monache
- Net Loss attributable to Intrawest Resorts Holdings, Inc. improved to $51.0mm from $122.0mm

Blue Mountain Impact

- Blue Mountain positively impacted Mountain Segment Revenue by $1.3mm
- Significant bed base contributed to lodging revenue and summer visitation added to food & beverage revenue
- 100% of Blue Mountain is included in consolidated results for the 12 days beginning September 19, 2014 through September 30, 2014

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Blue Mountain Ski Resort Acquisition Completed acquisition of remaining 50% of Blue Mountain on September 19 th , 2014 Canada’s 3 rd most visited ski resort, ~90 miles northwest of Greater Toronto’s ~5.6mm residents Large base of Toronto customers beneficial for cross-resort marketing ~ Launched first joint frequency product with Tremblant Fiscal 2015 first quarter results include 100% of Blue Mountain beginning September 19 th , 2014 Vibrant summer business includes an 18-hole golf course, alpine coaster, open-air gondola, mountain biking, waterfront park and other activities 3

Positive Early Indicators for Fiscal Year 2015 Season Pass and Frequency Product Sales for 2014/2015 ski season up approximately 20% ~ Units up ~14% and yield increased ~6%, reflecting our volume and price growth strategy ~ Added Eldora and three days at Crested Butte to our premium Colorado multi-mountain season pass ~ Continued success with Intrawest Passport expected to drive incremental destination visits Advanced lodging bookings up approximately 8% for the upcoming season and approximately 20% for the expanded Christmas and New Year’s holiday period CMH winter guest night sales for 2014/2015 ski season up approximately 9% Winter Park’s new on-mountain restaurant, Lunch Rock, expected to debut in mid-December 4 Note: All data as of November 2, 2014 vs. same time last year.

Fiscal 2015 First Quarter Financial Highlights

(US$mm)

	Q1 FY15		Actuals vs.
	Actual	Prior Year	*Prior Year*
Reportable Segment Revenue			
Mountain	$36.3	$33.3	*9.0%*
Adventure	$22.6	$22.6	*(0.0%)*
Real Estate	$15.1	$13.3	*13.7%*
Total	**$74.0**	**$69.2**	***7.0%***
Adjusted EBITDA			
Mountain	($24.0)	($22.1)	*(8.6%)*
Adventure	$2.1	$3.7	*(41.6%)*
Real Estate	$1.7	$1.5	*18.3%*
Total	**($20.1)**	**($17.0)**	***(18.6%)***
Net Loss Attr. to Intrawest Resorts Holdings, Inc.	**($51.0)**	**($122.0)**	***58.2%***
Capital Expenditures	**$15.1**	**$14.3**	***6.1%***

Highlights

- Mountain Segment summer visitation growth and the associated Lodging, Food & Beverage, and Retail & Rental revenue growth offset by increased allocated corporate costs
- Adventure Segment impacted by decreased firefighting activity and fewer US Forest Service contracts versus prior year
- Real Estate Segment growth primarily due to our Club Intrawest vacation club business and increased occupancy at the Westin Monache in Mammoth Lakes, California
- $1.3mm of Reportable Segment Revenue growth and $0.3mm of Adjusted EBITDA loss were attributable to owning 100% of Blue Mountain beginning September 19, 2014
- Net Loss attributable to Intrawest Resorts Holdings, Inc. improved largely due to lower interest expense related to our restructuring and refinancing in December of 2013
- Capital Expenditures increased due to several growth capital projects, including the new Lunch Rock restaurant at Winter Park

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Fiscal Year 2015 Guidance Reaffirmed 6 Factors and assumptions impacting the Company’s full year fiscal 2015 outlook compared to prior year results include: ~ Prior year included 0% of Blue Mountain Revenue and 50% of Blue Mountain EBITDA; Fiscal 2015 will include 100% of Blue Mountain Revenue and 100% of Blue Mountain EBITDA beginning September 19, 2014 ~ $4.0mm of incremental public company costs and $1.5mm related to increased eCommerce software expense and PCI compliance ~ Reduced fire suppression activities ~ Assumes CAD/USD exchange rate of 1.10 Note: Totals may not add due to rounding. Fiscal 2015 Guidance Range % Change vs. Fiscal 2014 $ in millions Low High Total Reportable Segment Revenue $570 $595 Mountain Segment Revenue 418 434 Adventure Segment Revenue 97 101 Real Estate Segment Revenue 55 60 Total Segment Adjusted EBITDA $111 $116 Mountain Adjusted EBITDA 87 91 Adventure Adjusted EBITDA 14 16 Real Estate Adjusted EBITDA 9 10 Net Loss Attr. to Intrawest Resorts Holdings, Inc. ($16) ($6) Capital Expenditures $41 $46 Maintenance Capital 33 34 Growth Capital 8 12

Conclusion 7 Completed Acquisition of Remaining 50% of Blue Mountain Strong Growth in Season Pass & Frequency Product Sales Early Indicators for 2014/2015 Season All Pacing Ahead of Prior Year Capital Projects Generating Solid Returns